Exhibit 99.1
News Release

INVESTORS/ANALYSTS:	MEDIA:
Patrick Cronin	Teri Llach
(925) 226-9973	(925) 226-9028
investor.relations@bhnetwork.com	teri.llach@bhnetwork.com

Blackhawk Announces First Quarter 2016 Financial Results
Adjusted Operating Revenues Rise 23% Versus First Quarter 2015
Adjusted Net Income Increases 8%

Pleasanton, California, April 26, 2016— Blackhawk Network Holdings, Inc. (NASDAQ: HAWK) today announced financial results for the first quarter ended March 26, 2016.

$ in millions except per share amounts	Q1’16	Q1’15	% Change

Adjusted Operating Revenues	$184.6	$149.6	23%
Adjusted EBITDA	$29.0	$27.2	7%
Adjusted Net Income	$26.4	$24.3	8%
Adjusted EPS (Diluted)	$0.46	$0.44	5%
Operating Revenues (GAAP)	$366.5	$319.7	15%
Net Income (Loss) (GAAP)	$(3.6)	$4.7	N/M
Earnings (Loss) Per Share (GAAP Diluted)	$(0.06)	$0.08	N/M

The company’s first quarter adjusted operating revenues, adjusted EBITDA, and adjusted net income increased 23%, 7%, and 8%, respectively, vs. 2015. These financial results were at or above the guidance provided during the Company’s February 24, 2016 earnings call. This performance was achieved despite larger than expected headwinds related to the delay in EMV implementation by many of the Company’s U.S. grocery distribution partners. For the first quarter of 2016 the estimated negative impact related to EMV was $6 million on adjusted operating revenues and $5 million on adjusted EBITDA. Some retailers still working towards EMV compliance later this year have taken additional measures to avoid chargeback expense related to fraudulent credit card purchases of gift cards.

“While the EMV-related impact to our first quarter financial results was larger than expected, our incentives, international and digital businesses exceeded expectations, enabling us to deliver financial results at or slightly above the high end of our guidance range,” commented CEO and president Talbott Roche. “The EMV impact limited growth in adjusted operating revenues in the U.S. retail segment to just 4% over last year’s first quarter. However, international retail recorded adjusted operating revenues growth of 33% during the first quarter, driven by solid growth in the Asia Pacific region and in Germany. In our incentives segment, adjusted operating revenues grew 72%, primarily due to the acquisitions of Achievers in the second half of 2015 and Giftcards.com early in the first quarter of 2016.”

CFO Jerry Ulrich added, “Adjusted EBITDA growth of 7% for total Blackhawk and growth of 2% for the U.S. Retail segment during the first quarter of 2016 reflects the EMV impact. Adjusted EBITDA growth in the international and incentives segments was 39% and 104%, respectively, which was offset by higher technology, compliance and occupancy expenses during the first quarter.”

Conference Call/Webcast

On Wednesday, April 27, 2016 at 5:30 a.m. PDT / 8:30 a.m. EDT, the Company will host a conference call and webcast presentation to discuss first quarter financial results and share financial guidance for the remainder of 2016. A copy of the webcast presentation slides will be posted to the presentations tab of the Company’s investor relations website at approximately 2 p.m. PDT on April 26, 2016. Hosting the call will be Talbott Roche, Chief Executive Officer and president; Jerry Ulrich, Chief Financial & Administrative Officer; and Bill Tauscher, chairman. Participants may access the live webcast by visiting the Company’s investor relations website at ir.blackhawknetwork.com. An audio replay of the webcast will be available on the Company’s investor relations website until Friday, May 20, 2016.

Revised Definition of Adjusted Operating Revenues

Beginning with the first quarter of 2016 the Company revised its definition of Non-GAAP Adjusted Operating Revenues to exclude marketing “pass-through” revenues. Revised quarterly adjusted operating revenues for fiscal 2015 are available on the Company’s investor relations website at ir.blackhawknetwork.com. The table below contains a reconciliation of adjusted operating revenues as previously reported to the revised definition of adjusted operating revenues excluding marketing revenues.

Adjusted Operating Revenues (AOR)
($ in millions)
	Q1’16	Q1’15	% Change	FY15	FY14	% Change
AOR (previous definition)	$198	$164	21%	$934	$683	37%
Less: marketing revenues	$(13)	$(14)		$(105)	$(65)
AOR (revised definition)	$185	$150	23%	$829	$618	34%

Adoption of Accounting Standards Update 2016-09 - Cash Tax Benefit from Stock Compensation Expense

ASU 2016-09 changes the accounting treatment of certain aspects of incentive stock plans; most significantly certain realized tax benefits that previously were treated as increases in paid-in-capital are now treated as a reduction in GAAP tax expense and in our reconciliation of Adjusted Net Income as a component of “Reduction in cash taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs and deductible stock-based compensation.” The Company early adopted Accounting Standards Update ASU 2016-09 during the first quarter of 2016; historical periods have been restated and posted to Company’s investor relations website. The following table shows the amounts of the reduction in cash taxes payable for the first quarter of 2016 and 2015, and fiscal years 2015 and 2014.

Cash Tax Benefit from Stock Compensation
($ in millions)

	Q1’16	Q1’15	2015	2014
As previously reported: Reduction in cash taxes payable from amortization of acquisition intangibles & utilization of acquired NOLs	$4	$3	$12	$5
Add: Deductible stock-based compensation	$6	$5	$13	$4
Revised reduction in cash taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs & stock based compensation	$10	$8	$25	$9

GAAP financial results for the first quarter of 2016 compared to the first quarter of 2015

•
Operating revenues totaled $366.5 million, an increase of 15% from $319.7 million for the quarter ended March 28, 2015. This increase was due to a 9% increase in commissions and fees driven primarily by higher closed loop gift card sales in the U.S. retail and international segments; a 29% increase in program and other fees due to strong incentive open loop gift card sales and the addition of Achievers and Giftcards.com; and a 45% increase in product sales primarily due to the addition of Achievers and growth at Cardpool, partially offset by lower telecom handset sales.

•
Net loss totaled $3.6 million compared to net income of $4.7 million for the quarter ended March 28, 2015. The decrease was driven primarily by lower sales of U.S. retail open loop gift cards due to EMV restrictions, higher non-cash acquisition-related expenses, higher non-cash stock compensation expense, increased interest expense and a contingent consideration credit from the first quarter of 2015 that did not repeat in the first quarter of 2016.

•
Net loss per diluted share was $0.06 compared to earnings per diluted share of $0.08 for the quarter ended March 28, 2015. Diluted shares outstanding increased 0.6% to 55.8 million due to the exercise of stock options and vesting of restricted stock awards, offset by the dilutive effect of stock options and restricted stock awards in the 2015 period that were not dilutive in the 2016 period.

Non-GAAP financial results for the first quarter of 2016 compared to the first quarter of 2015 (see Table 2 for Reconciliation of Non-GAAP Measures)

•
Adjusted operating revenues totaled $184.6 million, an increase of 23% from $149.6 million for the quarter ended March 28, 2015. The increase was driven primarily by higher revenue from the incentives segment including the acquisitions of Achievers and Giftcards.com.

•
Adjusted EBITDA totaled $29.0 million, an increase of 7% from $27.2 million for the quarter ended March 28, 2015. EMV-related sales restrictions on U.S. retail open loop compressed overall adjusted EBITDA growth.

•
Adjusted net income totaled $26.4 million, an increase of 8% from $24.3 million for the quarter ended March 28, 2015. Excluding the impact of the reduction in cash taxes payable, adjusted net income was $9.8 million, an increase of 2% from $9.6 million for the quarter ended March 28, 2015.

•	Adjusted diluted EPS was $0.46, an increase of 5% from $0.44 for the quarter ended March 28, 2015. Excluding the impact of the reduction in cash taxes payable, adjusted diluted EPS was $0.17.

2016 Guidance

Guidance for fiscal 2016 provided in the table below reflects updated assumptions and estimates regarding each of the Company’s various operating businesses and shared services resources as compared to the guidance provided on February 23, 2016. Results for U.S. retail will be further negatively impacted by additional restrictions on sales of open loop gift cards taken by some retail distribution partners related to their delay in implementing EMV compliant point of sale systems. Based on the most recent information provided by our partners, most still expect to complete their implementation of EMV compliant systems by September. However, the increased interim restrictions they have put in place late in the first quarter and over the past several weeks are having a greater impact on our gift cards sales than previously estimated. We have included in the updated 2016 full year guidance estimated negative impact vs. 2015 of $51 million on Adjusted Operating Revenues and $44 million on Adjusted EBITDA. The updated 2016 guidance also reflects the exclusion of pass-through marketing revenues (estimated at between $90 million and $100 million) from adjusted operating revenues and the adoption of ASU 2016-09 (which is forecast to add $14 million to the reduction on cash taxes payable), both as described earlier.

We currently believe sales of the affected open loop cards will improve from their current levels by the end of 2016 as these retailers complete their EMV implementations and consumers can again find a broader selection of cards.

Further details regarding the Company’s guidance will be provided on the earnings call.

$ in millions except per share amounts	2016 Guidance	2015	% Change

Adjusted Operating Revenues	$932 to $1,002	$829	12% to 21%
Adjusted EBITDA	$196 to $216	$194	1% to 11%
Adjusted Net Income	$142 to $154	$145	-2% to 6%
Adjusted EPS (Diluted)	$2.44 to $2.63	$2.57	-5% to 2%

About Blackhawk Network

Blackhawk Network Holdings, Inc. is a leading prepaid and payments global company that supports the program management and distribution of gift cards, prepaid telecom products and financial service products in a number of different retail, digital and incentive channels. Blackhawk’s digital platform supports prepaid across a network of digital distribution partners including retailers, financial service providers, and mobile wallets. For more information, please visit www.blackhawknetwork.com or product websites Cardpool, Gift Card Lab, Gift Card Mall, GiftCards.com and OmniCard.

Use of Non-GAAP Financial Measures

Blackhawk regards the non-GAAP financial measures provided in this press release as useful measures of the operational and financial performance of its business. Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share are useful to evaluating Blackhawk’s operating performance for the following reasons: adjusting our operating revenues for distribution commissions paid and other compensation to our retail distribution partners and business clients is useful to understanding our operating margin; EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired; Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired; non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and the related expenses are not key measures of our core operating performance; intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, we do not believe that these adjustments are reflective of our core operating performance; non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how our business is performing at any particular time and the related expense adjustment amounts are not key measures of our core operating performance; and cash tax savings resulting from the step up in tax basis of our assets resulting from the Section 336(e) election due to our Spin-Off and the Safeway Merger and cash tax savings from amortization of goodwill and other intangibles or utilization of net operating loss carryforwards from business acquisitions represent significant cash savings that are useful for understanding our overall operating results. Reconciliations of non-GAAP financial measures to Blackhawk’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. The use of non-GAAP financial measures has certain limitations as they do not reflect all items of income, expense, or cash flows that affect Blackhawk’s financial performance under GAAP. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. In addition, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Blackhawk encourages investors and others to review Blackhawk’s financial information in its entirety and not rely on any single financial measure.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: our ability to generate adequate taxable income to enable us to fully utilize the cash tax benefits referred to in this release, changes in applicable tax law that preclude us from fully utilizing the cash tax benefits referred to in this release, our ability to grow adjusted operating revenues and adjusted net income as anticipated, our ability to grow at historic rates or at all, the consequences should we lose one or more of our top distribution partners or fail to attract new distribution partners to our network or if the financial performance of our distribution partners’ businesses decline, our reliance on our content providers, the demand for their products and our exclusivity arrangements with them, our reliance on relationships with card issuing banks, the consequences to our future growth if our distribution partners fail to actively and effectively promote our products and services, the ability of our distribution partners to implement EMV compliance within their expected timeline and lift the measures they may have taken prior to such compliance to limit or control their exposure to liability for fraud losses; changes in consumer behavior away from our distribution partners and our products resulting from limits or controls implemented by our distribution partners during our distribution partners’ transition to EMV compliance; the requirement that we comply with applicable laws and regulations, including increasingly stringent money-laundering rules and regulations, and other risks and uncertainties described in our reports and filings with the Securities and Exchange Commission (the “SEC”), including the risks and uncertainties set forth in Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended January 2, 2016, our Quarterly Report on Form 10-Q for the fiscal quarter ended on March 26, 2016 which is expected to be filed prior to or on May 5, 2016, and other subsequent periodic reports we file with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so other than as may be required by law.

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share amounts) (Unaudited)

	12 weeks ended
	March 26, 2016	March 28, 2015
OPERATING REVENUES:
Commissions and fees	$239,624	$220,402
Program and other fees	75,442	58,373
Marketing	13,459	14,731
Product sales	37,937	26,225
Total operating revenues	366,462	319,731
OPERATING EXPENSES:
Partner distribution expense	172,155	155,354
Processing and services	73,107	64,208
Sales and marketing	53,338	43,593
Costs of products sold	35,732	24,903
General and administrative	24,331	18,748
Transition and acquisition	945	175
Amortization of acquisition intangibles	9,898	5,974
Change in fair value of contingent consideration	—	(4,139)
Total operating expenses	369,506	308,816
OPERATING INCOME (LOSS)	(3,044)	10,915
OTHER INCOME (EXPENSE):
Interest income and other income (expense), net	412	(801)
Interest expense	(4,066)	(2,757)
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(6,698)	7,357
INCOME TAX EXPENSE (BENEFIT)	(3,237)	2,620
NET INCOME (LOSS) BEFORE ALLOCATION TO NON-CONTROLLING INTERESTS	(3,461)	4,737
Loss (income) attributable to non-controlling interests, net of tax	(92)	(31)
NET INCOME (LOSS) ATTRIBUTABLE TO BLACKHAWK NETWORK HOLDINGS, INC.	$(3,553)	$4,706
EARNINGS (LOSS) PER SHARE:
Basic	$(0.06)	$0.09
Diluted	$(0.06)	$0.08
Weighted average shares outstanding—basic	55,752	53,323
Weighted average shares outstanding—diluted	55,752	55,416

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	March 26, 2016	January 2, 2016	March 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$212,950	$914,576	$219,416
Restricted cash	3,189	3,189	3,189
Settlement receivables, net	317,585	626,077	237,233
Accounts receivable, net	224,559	241,729	176,620
Other current assets	100,361	103,319	93,860
Total current assets	858,644	1,888,890	730,318
Property, equipment and technology, net	166,223	159,357	132,014
Intangible assets, net	278,734	240,898	161,040
Goodwill	486,472	402,489	328,510
Deferred income taxes	351,161	339,558	363,601
Other assets	80,083	81,764	86,285
TOTAL ASSETS	$2,221,317	$3,112,956	$1,801,768
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Settlement payables	$532,419	$1,605,021	$462,346
Consumer and customer deposits	97,100	84,761	103,575
Accounts payable and accrued operating expenses	105,492	119,087	103,887
Deferred revenue	110,560	113,458	35,755
Note payable, current portion	155,851	37,296	37,384
Notes payable to Safeway	4,129	4,129	19,449
Bank line of credit	114,672	—	10,000
Other current liabilities	40,583	57,342	22,128
Total current liabilities	1,160,806	2,021,094	794,524
Deferred income taxes	19,534	18,652	7,303
Note payable	268,584	324,412	325,208
Other liabilities	15,062	14,700	10,096
Total liabilities	1,463,986	2,378,858	1,137,131
Stockholders’ equity:
Preferred stock	—	—	—
Common stock	57	56	54
Additional paid-in capital	569,728	561,939	519,668
Accumulated other comprehensive loss	(35,139)	(40,195)	(29,059)
Retained earnings	218,258	207,973	167,081
Total Blackhawk Network Holdings, Inc. equity	752,904	729,773	657,744
Non-controlling interests	4,427	4,325	6,893
Total stockholders’ equity	757,331	734,098	664,637
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,221,317	$3,112,956	$1,801,768

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	12 weeks ended		52 weeks ended	53 weeks ended
	March 26, 2016	March 28, 2015	March 26, 2016	March 28, 2015
OPERATING ACTIVITIES:
Net income (loss) before allocation to non-controlling interests	$(3,461)	$4,737	$37,611	$53,046
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property, equipment and technology	9,915	8,395	42,503	31,557
Amortization of intangibles	11,048	6,999	36,415	25,838
Amortization of deferred program and contract costs	7,166	6,454	29,703	25,248
Employee stock-based compensation expense	8,000	4,989	33,141	17,684
Distribution partner mark-to-market expense	—	—	—	690
Change in fair value of contingent consideration	—	(4,139)	(3,428)	(7,861)
Reversal of reserve for patent litigation	—	—	—	(3,852)
Deferred income taxes	—	13,371	16,439	1,546
Other	479	1,308	6,919	5,400
Changes in operating assets and liabilities:
Settlement receivables	311,722	284,100	(84,056)	(65,095)
Settlement payables	(1,072,424)	(914,632)	73,870	109,225
Accounts receivable, current and long-term	18,053	4,934	(44,052)	(44,198)
Other current assets	7,355	(4,027)	(5,828)	(11,753)
Other assets	(4,476)	(529)	(24,381)	(23,930)
Consumer and customer deposits	14,690	(30,198)	(9,514)	4,720
Accounts payable and accrued operating expenses	(27,404)	(10,507)	(19,885)	12,684
Deferred revenue	(7,745)	(12,358)	18,976	17,937
Other current and long-term liabilities	(16,332)	(9,045)	9,590	3,684
Income taxes, net	(4,271)	(22,583)	15,703	(17,960)
Net cash provided by (used in) operating activities	(747,685)	(672,731)	129,726	134,610
INVESTING ACTIVITIES:
Expenditures for property, equipment and technology	(9,160)	(13,843)	(48,055)	(45,014)
Business acquisitions, net of cash acquired	(113,114)	—	(228,595)	(236,264)
Investments in unconsolidated entities	—	—	(5,877)	(3,189)
Change in restricted cash	—	1,811	—	(499)
Other	—	—	(98)	—
Net cash used in investing activities	(122,274)	(12,032)	(282,625)	(284,966)

BLACKHAWK NETWORK HOLDINGS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (In thousands) (Unaudited)

	12 weeks ended		52 weeks ended	53 weeks ended
	March 26, 2016	March 28, 2015	March 26, 2016	March 28, 2015
FINANCING ACTIVITIES:
Payments for acquisition liability	—	(1,811)	—	(1,811)
Proceeds from issuance of note payable	100,000	—	100,000	375,000
Repayment of note payable	(37,500)	(11,250)	(37,500)	(11,250)
Payments of financing costs	—	—	(2,063)	(3,783)
Borrowings under revolving bank line of credit	636,445	387,500	2,722,474	602,500
Repayments on revolving bank line of credit	(521,773)	(377,500)	(2,617,802)	(592,500)
Proceeds from notes payable to Safeway	—	—	—	27,678
Repayment on notes payable to Safeway	—	—	(14,285)	—
Borrowings under Safeway line of credit, net	—	—	—	(113,000)
Repayment of debt assumed in business acquisitions	(8,964)	—	(8,964)	(41,984)
Proceeds from issuance of common stock from exercise of employee stock options and employee stock purchase plans	432	1,441	12,808	8,955
Other stock-based compensation related	(1,752)	(550)	(2,931)	(1,055)
Other	—	—	(1,494)	(44)
Net cash provided by (used in) financing activities	166,888	(2,170)	150,243	248,706
Effect of exchange rate changes on cash and cash equivalents	1,445	(5,266)	(3,810)	(13,765)
Increase (decrease) in cash and cash equivalents	(701,626)	(692,199)	(6,466)	84,585
Cash and cash equivalents—beginning of period	914,576	911,615	219,416	134,831
Cash and cash equivalents—end of period	$212,950	$219,416	$212,950	$219,416

NONCASH FINANCING AND INVESTING ACTIVITIES
Net deferred tax assets recognized for tax basis step-up with offset to Additional paid-in capital	$—	$366,306	$—	$366,306
Note payable to Safeway contributed to Additional paid-in capital	$—	$8,229	$—	$8,229
Financing of business acquisition with contingent consideration	$—	$—	$—	$13,100
Intangible assets recognized for warrants issued	$—	$—	$3,147	$—

BLACKHAWK NETWORK HOLDINGS, INC.
SUPPLEMENTAL INFORMATION
(In thousands except percentages and per share amounts)
(Unaudited)
TABLE 1: OTHER OPERATIONAL DATA

	12 weeks ended
	March 26, 2016	March 28, 2015
Transaction dollar volume	$3,172,901	$3,110,533
Prepaid and processing revenues	$315,066	$278,775
Prepaid and processing revenues as a % of transaction dollar volume	9.9%	9.0%
Partner distribution expense as a % of prepaid and processing revenues	54.6%	55.7%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES

	12 weeks ended
	March 26, 2016	March 28, 2015
Prepaid and processing revenues:
Commissions and fees	$239,624	$220,402
Program and other fees	75,442	58,373
Total prepaid and processing revenues	$315,066	$278,775
Adjusted operating revenues:
Total operating revenues	$366,462	$319,731
Revenue adjustment from purchase accounting	3,770	—
Marketing revenues	(13,459)	(14,731)
Partner distribution expense	(172,155)	(155,354)
Adjusted operating revenues	$184,618	$149,646
Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$(3,461)	$4,737
Interest and other (income) expense, net	(412)	801
Interest expense	4,066	2,757
Income tax expense (benefit)	(3,237)	2,620
Depreciation and amortization	20,963	15,394
EBITDA	17,919	26,309
Adjustments to EBITDA:
Employee stock-based compensation	8,000	4,989
Revenue adjustment from purchase accounting, net	3,085	—
Change in fair value of contingent consideration	—	(4,139)
Adjusted EBITDA	$29,004	$27,159
Adjusted EBITDA margin:
Total operating revenues	$366,462	$319,731
Operating income (loss)	$(3,044)	$10,915
Operating margin	(0.8)%	3.4%
Adjusted operating revenues	$184,618	$149,646
Adjusted EBITDA	$29,004	$27,159
Adjusted EBITDA margin	15.7%	18.1%

TABLE 2: RECONCILIATION OF NON-GAAP MEASURES (continued)

	12 weeks ended
	March 26, 2016	March 28, 2015
Adjusted net income:
Income (loss) before income tax expense	$(6,698)	$7,357
Employee stock-based compensation	8,000	4,989
Revenue adjustment from purchase accounting, net	3,085	—
Change in fair value of contingent consideration	—	(4,139)
Amortization of intangibles	11,048	6,999
Adjusted income before income tax expense	15,435	15,206
Income tax expense (benefit)	(3,237)	2,620
Tax expense on adjustments	8,744	2,921
Adjusted income tax expense before cash tax benefits	5,507	5,541
Reduction in cash taxes payable resulting from amortization of spin-off tax basis step-up	(6,594)	(6,618)
Reduction in cash taxes payable from amortization of acquisition intangibles, utilization of acquired NOLs and deductible stock-based compensation	(9,926)	(8,083)
Adjusted income tax benefit	(11,013)	(9,160)
Adjusted net income before allocation to non-controlling interests	26,448	24,366
Net loss (income) attributable to non-controlling interests, net of tax	(92)	(31)
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$26,356	$24,335
Adjusted diluted earnings per share:
Net income (loss) attributable to Blackhawk Network Holdings, Inc.	$(3,553)	$4,706
Distributed and undistributed earnings allocated to participating securities	(15)	(51)
Net income (loss) available for common shareholders	$(3,568)	$4,655
Diluted weighted average shares outstanding	55,752	55,416
Diluted earnings (loss) per share	$(0.06)	$0.08
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$26,356	$24,335
Adjusted distributed and undistributed earnings allocated to participating securities	(60)	(115)
Adjusted net income available for common shareholders	$26,296	$24,220
Diluted weighted-average shares outstanding	55,752	55,416
Increase in common share equivalents	1,610	—
Adjusted diluted weighted-average shares outstanding	57,362	55,416
Adjusted diluted earnings per share	$0.46	$0.44

TABLE 3: RECONCILIATION OF GAAP CASH FLOW TO FREE CASH FLOW

	52 weeks ended	53 weeks ended
	March 26, 2016	March 28, 2015
Net cash flow provided by operating activities	$129,726	$134,610
Changes in settlement payables and consumer and customer deposits, net of settlement receivables	19,700	(48,850)
Benefit from settlement timing	27,626	63,370
Adjust for: Safeway cash tax payment reimbursed (refunded)	(14,285)	27,678
Adjusted net cash flow provided by operating activities	162,767	176,808
Expenditures for property, equipment and technology	(48,055)	(45,014)
Free cash flow	$114,712	$131,794
Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$195,794	$159,827
Less: Expenditures for property, equipment and technology	(48,055)	(45,014)
Less: Interest paid	(12,487)	(7,453)
Less: Cash taxes (paid)/refunded	(3,450)	(20,910)
Less: Revenue adjustment from purchase price accounting, net	(10,158)	—
Change in working capital and other	(34,558)	(18,026)
Benefit from settlement timing	27,626	63,370
Free cash flow	$114,712	$131,794